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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 27, 1997





                        WESTIN HOTELS LIMITED PARTNERSHIP
             (Exact name of Registrant as specified in its charter)



          Delaware                     0-15097                  91-1328985
(State or other jurisdiction         (Commission              (IRS Employer
 of incorporation)                   File Number)            Identification No.)




           2001 Sixth Avenue
           Seattle, Washington                                     98121
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code             (206)443-5000





                      N/A
(Former name or former address, if changed since last report)
                        WESTIN HOTELS LIMITED PARTNERSHIP
                                AND SUBSIDIARIES
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                      WESTIN HOTELS LIMITED partnership
                               AND SUBSIDIASIES

                               REPORT ON FORM 8-K



ITEM 5.  OTHER EVENTS.

         On May 27, 1997 an agreement to restructure the existing mortgage loans on the Partnership's Hotels (The Westin St. Francis and The Westin Michigan Avenue, Chicago) was completed. The Parties to this restructuring agreement are The Teacher Retirement System of Texas (the lender), The Westin St. Francis Limited Partnership, The Westin Chicago Limited Partnership, Westin Hotels Limited Partnership, St. Francis Hotel Corporation (general partner of The Westin St. Francis Limited Partnership), 909 North Michigan Avenue Hotel Corporation (general partner of The Westin Chicago Limited Partnership), Westin Realty Corp. (general partner of Westin Hotels Limited Partnership) and Westin Hotel Company (the management company). A press release was issued by Westin Realty Corp. on June 2, 1997 and is filed with this Report as an Exhibit.

         The agreement provides for an extension of the maturity date for each of the Hotel's existing mortgage loans from August 31, 2001 to November 30, 2006. The current balance of The Westin St. Francis Limited Partnership's promissory note dated August 2, 1986 is approximately $91.5 million. The current balance of The Westin Chicago Limited Partnership's mortgage note dated August 2, 1986 is approximately $31.0 million.

         The interest rates on the principal balances of the original mortgage loans will be reduced to 8.85% per annum from 10.0% per annum for the period from December 1, 1997 through November 30, 1998 and to 8.85% per annum from 10.25% from December 1, 1998 through maturity.

         Through November 30, 1999, the restructured loans require the payment of interest only each quarter in arrears. From December 1, 1999 to November 30, 2006 the loans require blended payments of principal and interest each quarter in arrears in such amount necessary to repay the principal balance of each note (together with interest at the fixed interest rate) on the basis of a 25 year amortization schedule. On the maturity date, the entire principal balance plus all accrued and unpaid interest will be due and payable.

         The prepayment provisions have been amended. Under the terms and conditions of this restructuring, the prepayment penalty for the Chicago loan has been reinstated except in the case of a repayment resulting from a sale to a third party. The termination date for the prepayment penalty for the St. Francis loan generally has been extended to the year 2006 from the year 2001. With respect to an Hotel sale to a third party, however, there will be no prepayment penalty if the sale occurs after August 31, 2001.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) EXHIBITS

             10. Second Restructuring Agreement with Teacher Retirement System of Texas dated May 27, 1997.

             99.  Press release issued on June 2, 1997.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               WESTIN HOTELS LIMITED PARTNERSHIP
                               (a Delaware limited partnership)

                               By:  WESTIN REALTY CORP.,
                                    Its sole General Partner



                                    By:  /s/ Richard Mahoney
                                         -----------------------------------
                                             Richard Mahoney, Director,
                                             Vice President, Chief Financial
                                             Officer and Treasurer
DATE:  June 12, 1997

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